Exhibit 99.1

ITT Reports Strong 2nd Quarter Results & Raises 2019 Earnings Guidance

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--August 2, 2019--ITT Inc. (NYSE:ITT) today reported 2019 second-quarter financial results that reflected the company’s strong operational execution and share gain strategies in key global markets. The company is also raising its 2019 earnings per share guidance.

Revenue	Segment OI Margin	EPS	Operating Cash Flow
+3%	(-30) bps	(-5%)	(-15%)

Organic Revenue	Adj Segment OI Margin	Adj EPS	Adj Free Cash Flow
+5%	+60 bps	+13%	(-10%)
*Performance relative to comparable three months ended June 30, 2018.
  Revenue of $720 million +3%; Organic Revenue +5%
  Segment OI Margin of 14.9%; Adj Segment OI Margin of 16.1%
  EPS of $0.75 down 5%; Adj EPS of $0.93 up 13%
  Adj EPS Guidance Midpoint Increased to $3.63

“I am proud of the way ITTers all around the world executed on our war chest of opportunities that produced solid results by focusing on our customers with greater intensity, and generating productivity at greater speeds. As a result, we delivered another strong quarter despite an increasingly challenging economic environment,” said CEO and President Luca Savi. “Our diversified and resilient portfolio delivered 5 percent organic revenue growth, record revenue of over $700 million, and 13 percent adjusted EPS growth to a record 93 cents per share. Our proactive cost structure actions and other self-help opportunities will help us to continue to combat future market uncertainty. Lastly, on capital deployment, as mentioned during our January earnings call, actions speak louder than words and the Matrix acquisition is further proof. It is another disciplined, close-to-core, and value creating strategic acquisition for ITT that expands CCT's capabilities in precision composite components for next generation, high growth aircraft engine platforms.”

Revenue and Orders

Revenue grew 3 percent, including a 3-point unfavorable impact from foreign exchange and 1-point benefit from our strategic Rheinhütte Pumpen acquisition. Organic revenue (defined as total revenue excluding foreign exchange, acquisitions and divestitures) increased 5 percent driven by share gains and growth across all three segments. The strength of our diversified portfolio powered our growth as oil and gas grew 29 percent, industrial grew 5 percent, and transportation grew 3 percent.

Organic orders declined 5 percent, driven mainly by a 27 percent decline in oil and gas due to project delays and a large prior year upstream oil and gas pump project. Industrial orders declined 6 percent on project and short-cycle demand weakness. Transportation orders were flat as 39 percent growth in rail was offset by automotive in China.

Segment Operating Income

Segment operating income grew 1 percent to $108 million and generated a margin of 14.9 percent. Adjusted segment operating income grew 7 percent to $116 million and produced a margin of 16.1 percent. This improvement was driven by volume leverage, continued productivity and supply chain initiatives, and cost containment actions. These gains were partially offset by higher commodity costs and tariffs, unfavorable sales mix, and $7 million of foreign currency impacts. Segment operating income was additionally impacted by $6 million of acquisition, restructuring, and legal costs.

Earnings Per Share

GAAP EPS declined to $0.75, compared to $0.79 in the prior year, primarily due to favorable prior year tax items, which were partially offset by lower corporate costs. Adjusted EPS grew 13 percent to $0.93, reflecting an increase in segment operating income, reduction in corporate costs, favorable interest, and a lower tax rate, partially offset by a 6 cent unfavorable foreign currency impact.

Second-Quarter 2019 Business Segment Results

All quarterly results are compared to the respective prior-year period.

Motion Technologies

  Total revenue decreased 4 percent to $318 million, including a 5-point unfavorable impact from foreign exchange. Organic revenue increased 1 percent, reflecting global rail share gains and Friction OEM growth that outpaced the global market by 1,100 basis points1 with significant strength in North America and Europe partially offset by China. These improvements were partially offset by global weakness in the Wolverine business.
  Operating income decreased 6 percent to $52 million, and adjusted operating income decreased 2 percent to $56 million. The decline in adjusted operating income reflected higher commodity costs, tariffs, investments, and $5 million of unfavorable foreign exchange, which was partially offset by productivity improvements and cost containment actions. Operating income was additionally impacted by higher restructuring and legal costs.

_______________
1 Based on certain market data available as of July 16, 2019

Industrial Process

  Total revenue increased 15 percent to $233 million, including a 4-point benefit from our Rheinhütte Pumpen acquisition and a 2-point unfavorable impact from foreign exchange. Organic revenue increased 13 percent reflecting pump project growth of 51 percent from strength in the chemical and oil and gas markets. The short-cycle portion of our business grew 3 percent on aftermarket strength from oil and gas and chemical parts and service, partially offset by baseline pumps and valves.
  Operating income increased 11 percent to $26 million, and adjusted operating income increased 24 percent to $29 million. The operating improvement was driven by higher volume that more than offset unfavorable project mix, favorable pricing which offset the impact from tariffs, and net savings from productivity initiatives. Operating income was additionally impacted by acquisition-related costs.

Connect and Control Technologies

  Total revenue increased 4 percent to $170 million, including a 1-point unfavorable impact from foreign exchange. Organic revenue increased 5 percent reflecting 21 percent growth in commercial aerospace connectors and components and modest industrial growth, partially offset by the timing of prior year defense programs.
  Operating income increased 8 percent and adjusted segment operating income increased 9 percent to $30 million, driven by higher volume, supply chain and productivity improvements, which were partially offset by mix, commodity costs, and strategic investments.

Guidance

Based on the strong second quarter performance and incremental productivity and cost actions expected for the second half of 2019, ITT is raising and tightening its Adjusted EPS guidance to a range of $3.58 to $3.68. The raise represents a 5 cent increase to the mid-point from our prior guidance and represents a 12 percent increase compared to the prior year. The company is also raising its previously announced 2019 full-year GAAP EPS mid-point to $2.94, to a range of $2.82 to $3.06. There is no change to the previous revenue or organic revenue guidance of up 3 to 5 percent.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9 a.m. ET to review performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's website: www.itt.com/investors. A replay of the webcast will be available for 90 days following the presentation. A replay will also be available telephonically from two hours after the webcast until Friday, August 16, 2019, at midnight.

For a reconciliation of GAAP to non-GAAP results, please refer to www.itt.com/investors or click here. All references to EPS are defined as diluted earnings per share from continuing operations.

Safe Harbor Statement

This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our business, future financial results and the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance.

We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished. More information on factors that could cause actual results or events to differ materially from those anticipated is included in the Risk Factors section of the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

The forward-looking statements included in this release speak only as of the date hereof. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED) (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months		Six Months
For the Periods Ended June 30	2019	2018	2019	2018
Revenue	$719.9	$696.8	$1,415.4	$1,386.1
Costs of revenue	487.9	470.8	964.6	935.9
Gross profit	232.0	226.0	450.8	450.2
General and administrative expenses	65.7	63.0	117.6	128.1
Sales and marketing expenses	42.7	43.4	82.9	86.9
Research and development expenses	25.8	25.8	49.3	50.5
Asbestos-related costs (benefit), net	11.8	13.5	24.4	(6.2)
Operating income	86.0	80.3	176.6	190.9
Interest and non-operating (income) expenses, net	(0.4)	1.5	(0.9)	3.3
Income from continuing operations before income tax expense	86.4	78.8	177.5	187.6
Income tax expense	19.3	8.9	39.0	16.5
Income from continuing operations	67.1	69.9	138.5	171.1
(Loss) income from discontinued operations, net of tax benefit of $0.0, $0.1, $0.0 and $0.0, respectively	(0.1)	—	(0.1)	0.1
Net income	67.0	69.9	138.4	171.2
Less: Income attributable to noncontrolling interests	0.2	0.2	0.3	0.3
Net income attributable to ITT Inc.	$66.8	$69.7	$138.1	$170.9
Amounts attributable to ITT Inc.:
Income from continuing operations, net of tax	$66.9	$69.7	$138.2	$170.8
(Loss) income from discontinued operations, net of tax	(0.1)	—	(0.1)	0.1
Net income attributable to ITT Inc.	$66.8	$69.7	$138.1	$170.9
Earnings per share attributable to ITT Inc.:
Basic:
Continuing operations	$0.76	$0.80	$1.58	$1.95
Net income	$0.76	$0.80	$1.58	$1.95
Diluted:
Continuing operations	$0.75	$0.79	$1.56	$1.93
Net income	$0.75	$0.79	$1.56	$1.93

Weighted average common shares – basic	87.8	87.5	87.7	87.8
Weighted average common shares – diluted	88.7	88.4	88.6	88.7

CONSOLIDATED BALANCE SHEETS (UNAUDITED) (IN MILLIONS)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$531.9	$561.2
Receivables, net	600.0	540.0
Inventories, net	421.4	380.5
Other current assets	149.1	163.4
Total current assets	1,702.4	1,645.1
Plant, property and equipment, net	534.1	518.8
Goodwill	931.0	875.9
Other intangible assets, net	128.1	136.1
Asbestos-related assets	287.5	309.6
Deferred income taxes	162.9	164.5
Other non-current assets	295.4	196.8
Total non-current assets	2,339.0	2,201.7
Total assets	$4,041.4	$3,846.8
Liabilities and Shareholders’ Equity
Current liabilities:
Commercial paper and current maturities of long-term debt	$149.4	$116.2
Accounts payable	347.4	339.2
Accrued liabilities	395.6	416.7
Total current liabilities	892.4	872.1
Asbestos-related liabilities	763.2	775.1
Postretirement benefits	204.0	208.2
Other non-current liabilities	244.4	166.5
Total non-current liabilities	1,211.6	1,149.8
Total liabilities	2,104.0	2,021.9
Shareholders’ equity:
Common stock:
Authorized – 250.0 shares, $1 par value per share
Issued and outstanding – 87.9 shares and 87.6 shares, respectively	87.9	87.6
Retained earnings	2,218.8	2,110.3
Total accumulated other comprehensive loss	(371.5)	(375.5)
Total ITT Inc. shareholders’ equity	1,935.2	1,822.4
Noncontrolling interests	2.2	2.5
Total shareholders’ equity	1,937.4	1,824.9
Total liabilities and shareholders’ equity	$4,041.4	$3,846.8

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED) (IN MILLIONS)

For the Six Months Ended June 30	2019	2018
Operating Activities
Income from continuing operations attributable to ITT Inc.	$138.2	$170.8
Adjustments to income from continuing operations:
Depreciation and amortization	53.0	55.2
Equity-based compensation	8.4	10.2
Asbestos-related costs (benefit), net	24.4	(6.2)
Other non-cash charges, net	15.3	4.3
Asbestos-related payments, net	(15.8)	(30.8)
Changes in assets and liabilities:
Change in receivables	(52.9)	(15.2)
Change in inventories	(27.4)	(22.8)
Change in accounts payable	11.4	(14.2)
Change in accrued expenses	(28.1)	(23.0)
Change in income taxes	3.7	(11.7)
Other, net	(29.1)	2.7
Net Cash – Operating activities	101.1	119.3
Investing Activities
Capital expenditures	(45.8)	(46.3)
Acquisitions, net of cash acquired	(87.3)	—
Other, net	0.8	0.9
Net Cash – Investing activities	(132.3)	(45.4)
Financing Activities
Commercial paper, net repayments	33.7	(162.4)
Short-term revolving loans, borrowings	—	246.5
Short-term revolving loans, repayments	—	(23.5)
Long-term debt, issued	7.1	—
Long-term debt, repayments	(2.0)	(1.9)
Repurchase of common stock	(20.0)	(55.4)
Proceeds from issuance of common stock	8.3	4.7
Dividends paid	(26.1)	(12.0)
Other, net	(0.6)	(0.1)
Net Cash – Financing activities	0.4	(4.1)
Exchange rate effects on cash and cash equivalents	0.6	(8.6)
Net Cash – Operating activities of discontinued operations	1.2	(1.4)
Net change in cash and cash equivalents	(29.0)	59.8
Cash and cash equivalents – beginning of year (includes restricted cash of $1.0 and $1.2, respectively)	562.2	391.0
Cash and cash equivalents – end of period (includes restricted cash of $1.3 and $1.2, respectively)	$533.2	$450.8
Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$1.7	$1.1
Income taxes, net of refunds received	$33.7	$23.2

Key Performance Indicators & Non-GAAP Measures

Management reviews a variety of key performance indicators including revenue, segment operating income and margins, earnings per share, order growth, adjusted free cash flow, and backlog, some of which are non-GAAP. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends and share repurchases. These metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.

Organic Revenue and Organic Orders are defined as revenue and orders, excluding the impacts of foreign currency fluctuations, acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for presentation as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. Management believes that reporting organic revenue and organic orders provides useful information to investors by helping identify underlying trends in our business and facilitating easier comparisons of our revenue performance with prior and future periods and to our peers.

Adjusted Operating Income, Adjusted Segment Operating Income, Adjusted Operating Margin and Adjusted Segment Operating Margin are defined as total operating income and segment operating income, adjusted to exclude special items that include, but are not limited to, asbestos-related costs, restructuring costs, realignment costs, certain asset impairment charges, certain acquisition-related expenses, and unusual or infrequent items. Special items represent significant charges or credits that impact the current results, which management views as unrelated to the Company's ongoing operations and performance. Adjusted operating margin and adjusted segment operating margin is defined as adjusted operating income or adjusted segment operating income divided by revenue. We believe that these measures are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Income from Continuing Operations, Adjusted EPS and Adjusted EPS Guidance are defined as income from continuing operations attributable to ITT Inc. and income from continuing operations attributable to ITT Inc. per diluted share, adjusted to exclude special items that include, but are not limited to, asbestos-related costs, restructuring costs, realignment costs, certain asset impairment charges, certain acquisition-related expenses, income tax settlements or adjustments, and unusual and infrequent items. Special items represent significant charges or credits, on an after-tax basis, that impact current results, which management views as unrelated to the Company's ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred. We believe that these measures are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, adjusted for cash payments for restructuring costs, realignment actions, net asbestos cash flows and other significant items that impact current results which management views as unrelated to the Company's ongoing operations and performance. Due to other financial obligations and commitments, including asbestos expenses, the entire adjusted free cash flow may not be available for discretionary purposes. We believe that adjusted free cash flow provides useful information to investors as it provides insight into the cash flow metric used by management to monitor and evaluate cash flows generated by our operations.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Second Quarter 2019 & 2018
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

	(A)	(B)	(C)		(D)	(E)	(F) = A-D-E	(G) =C-D-E	(H) = G / B
			Change	% Change	Acquisition / Divestitures	FX Impact	Revenue / Orders	Change	% Change
	3M 2019	3M 2018	2019 vs. 2018	2019 vs. 2018	3M 2019	3M 2019	3M 2019	Adj. 2019 vs. 2018	Adj. 2019 vs. 2018

Revenue
ITT Inc.	$719.9	$696.8	$23.1	3.3%	$7.9	$(22.7)	$734.7	$37.9	5.4%

Motion Technologies	317.7	330.3	(12.6)	(3.8)%	—	(16.8)	334.5	4.2	1.3%
Industrial Process	232.6	203.2	29.4	14.5%	7.9	(4.2)	228.9	25.7	12.6%
Connect & Control Technologies	170.2	164.1	6.1	3.7%	—	(1.7)	171.9	7.8	4.8%

Orders
ITT Inc.	$692.8	$741.7	$(48.9)	(6.6)%	$10.2	$(23.0)	$705.6	$(36.1)	(4.9)%

Motion Technologies	311.9	327.6	(15.7)	(4.8)%	—	(16.6)	328.5	0.9	0.3%
Industrial Process	212.7	237.4	(24.7)	(10.4)%	10.2	(4.5)	207.0	(30.4)	(12.8)%
Connect & Control Technologies	169.5	177.2	(7.7)	(4.3)%	—	(1.9)	171.4	(5.8)	(3.3)%

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Inc. Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
Second Quarter 2019 & 2018
(In Millions)

	3M 2019	3M 2019		3M 2019	3M 2018	3M 2018		3M 2018	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2019 vs. 2018		As Adjusted 2019 vs. 2018
Revenue:
Motion Technologies	$317.7			$317.7	$330.3			$330.3	(3.8)%		(3.8)%
Industrial Process	232.6			232.6	203.2			203.2	14.5%		14.5%
Connect & Control Technologies	170.2			170.2	164.1			164.1	3.7%		3.7%
Intersegment eliminations	(0.6)			(0.6)	(0.8)			(0.8)

Total Revenue	$719.9			$719.9	$696.8			$696.8	3.3%		3.3%

Operating Margin:
Motion Technologies	16.4%	140	BP	17.8%	16.8%	50	BP	17.3%	(40	) BP	50	BP
Industrial Process	11.2%	130	BP	12.5%	11.5%	—	BP	11.5%	(30	) BP	100	BP
Connect & Control Technologies	17.4%	30	BP	17.7%	16.6%	30	BP	16.9%	80	BP	80	BP

Total Operating Segments	14.9%	120	BP	16.1%	15.2%	30	BP	15.5%	(30	) BP	60	BP

Income (loss):
Motion Technologies	$52.0	$4.4		$56.4	$55.5	$1.8		$57.3	(6.3)%		(1.6)%
Industrial Process	26.0	3.0		29.0	23.4	(0.1)		23.3	11.1%		24.5%
Connect & Control Technologies	29.6	0.6		30.2	27.3	0.4		27.7	8.4%		9.0%

Total Segment Operating Income	$107.6	$8.0		$115.6	$106.2	$2.1		$108.3	1.3%		6.7%

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, restructuring and realignment costs, certain asset impairment charges, acquisition-related expenses, and other unusual or infrequent items including certain legal matters.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Second-Quarter 2019 & 2018
(In Millions, except per share amounts)

	Q2 2019 As Reported	Non-GAAP Adjustments		Q2 2019 As Adjusted	Q2 2018 As Reported	Non-GAAP Adjustments		Q2 2018 As Adjusted	2019 vs. 2018 As Adjusted ($)	2019 vs. 2018 As Adjusted (%)

Segment Operating Income	$107.6	$8.0	#A	$115.6	$106.2	$2.1	#A	$108.3
Corporate (Expense)	(21.6)	11.9	#B	(9.7)	(25.9)	13.2	#B	(12.7)
Operating Income	86.0	19.9		105.9	80.3	15.3		95.6

Interest Income (Expense)	1.1	—		1.1	(0.2)	(0.1)	#C	(0.3)
Other Income (Expense)	(0.7)	—		(0.7)	(1.3)	—		(1.3)
Income from Continuing Operations before Tax	86.4	19.9		106.3	78.8	15.2		94.0

Income Tax (Expense) Benefit	(19.3)	(4.1)	#D	(23.4)	(8.9)	(12.5)	#D	(21.4)
Income (Loss) from Continuing Operations	67.1	15.8		82.9	69.9	2.7		72.6

Less: Noncontrolling Interest	0.2	—		0.2	0.2			0.2
Income (loss) from Continuing Operations - ITT Inc.	$66.9	$15.8		$82.7	$69.7	$2.7		$72.4

EPS from Continuing Operations	$0.75	$0.18		$0.93	$0.79	$0.03		$0.82	$0.11	13.4%

Note: Amounts may not calculate due to rounding.
#A -	2019 includes restructuring and acquisition costs ($6.7M) and a legal accrual ($1.3M).
#A -	2018 includes restructuring and acquisition costs ($2.1M).
#B -	2019 includes asbestos-related expense ($11.8M) and restructuring costs ($0.1M).
#B -	2018 includes asbestos-related expense ($13.5M); income from a legacy environmental settlement ($0.4M) and certain costs associated primarily from the sale of excess property ($0.1M).
#C -	2018 interest income related to a change in uncertain tax position.
#D -

2019 includes various tax-related special items including tax benefit for valuation allowance change ($0.7M), tax expense on future distribution of foreign earnings ($1.2M), and the tax impact of other operating special items.

#D -

2018 includes various tax-related special items including tax benefit for valuation allowance change ($1.5M), tax benefit for tax law changes ($3.1M), tax benefit on current and future distribution of foreign earnings ($3.1M), and the tax impact of other operating special items.

ITT Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Adjusted Free Cash Flow Conversion
Second Quarter 2019 & 2018
(In Millions)

	6M 2019	6M 2018

Net Cash - Operating Activities	$101.1	$119.3

Capital expenditures	45.8	46.3

Free Cash Flow	55.3	73.0

Legal settlements, net	4.0	—
Insurance settlement agreement	—	(16.9)
Asbestos cash payments, net	15.8	30.8
Restructuring cash payments	5.5	4.2
Acquisition / Realignment-related cash payments	1.5	(0.1)

Adjusted Free Cash Flow	82.1	91.0

Income from Continuing Operations - ITT Inc.	138.2	170.8

Special Items, net of tax	25.5	(29.6)

Income from Continuing Operations - ITT Inc., Excluding Special Items	$163.7	$141.2

Adjusted Free Cash Flow Conversion	50.2%	64.4%

ITT Inc. Non-GAAP Reconciliation
GAAP vs. Adjusted EPS Guidance
Full-Year 2019

	2019 Full-Year Guidance
	Low	High

EPS from Continuing Operations - GAAP	$2.82	$3.06

Estimated Asbestos Related Costs, Net of Tax	0.44	0.38

	$3.26	$3.44

Estimated Restructuring, Realignment and Other Costs, Net of Tax	0.26	0.19

Acquisition Related and Other Costs, Net of Tax	0.07	0.06

Other Special Tax Items	(0.01)	(0.01)

EPS from Continuing Operations - Adjusted	$3.58	$3.68

Contacts

Investors:
Emmanuel Caprais
+1 914-641-2030
Emmanuel.Caprais@itt.com

Media:
Laurent Lawrence
+1 914-304-1809
Laurent.Lawrence@itt.com